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EXHIBIT 10.25

SECOND AMENDMENT TO LEASE

        THIS SECOND AMENDMENT TO LEASE (this "Amendment") is made as of the 18th day of November, 2005 (the "Second Amendment Date"), by and between THE REALTY ASSOCIATES FUND VI, L.P., a Delaware limited partnership ("Landlord") and CUBIST PHARMACEUTICALS, INC., a Delaware corporation ("Tenant").

RECITALS:

        WHEREAS, by a lease (the "Original Lease") dated as of January, 2004, California State Teachers' Retirement System ("Calsters") leased to Tenant approximately 15,475 rentable square feet of space, consisting of a portion of the second and fourth floors in the building known as 45-55 Hayden Avenue, Lexington, Massachusetts (the "Building"); and

        WHEREAS, Landlord has succeeded to the interests of Calsters as landlord under the Lease; and

        WHEREAS, the Original Lease has been amended by a First Amendment to Lease between Landlord and Tenant, dated as of September 29, 2005 (the "First Amendment;" the Original Lease, as so amended, being referred to as the "Lease"), pursuant to which the size of the premises demised under the Original Lease was increased to 46,928 rentable square feet (the "Existing Premises"); and

        WHEREAS, Landlord and Tenant now desire to further amend the Lease to, among other things, temporarily expand the size of the Existing Premises by adding thereto approximately 6,150 rentable square feet of space on the second floor of the Building (the "Comet Space"), and to temporarily adjust the rent and certain provisions, and to provide an option for the Tenant to lease the Comet Space for a longer term, all on the terms and conditions set forth below.

        NOW, THEREFORE, in consideration of the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, Landlord and Tenant hereby agree as follows:

  1.
  Defined Terms.    All of the foregoing recitals are true and correct. Unless otherwise defined herein, all capitalized terms used in this Amendment shall have the meanings ascribed to them in the Lease, the Lease shall be amended to incorporate any additional definitions provided for in this Amendment, and all references in the Lease to the "Lease" or "this Lease" or "herein" or "hereunder" or similar terms or to any section thereof shall mean the Lease, or such section thereof, as amended by this Amendment.

  2.
  Additional Terms and Definitions.    (a) From and after the Effective Date (as defined below) and continuing through 11:59 p.m. on May 31, 2006 (the "Comet Expansion Period"), the

    following terms set forth in "Article 1 Reference Data" of the Lease are hereby amended to have the following meanings:

PREMISES:	The space in the Building, including the entire fourth floor and the space located on the second floor of the 55 Hayden Avenue portion of the Building, as shown on Exhibit A-2 attached hereto and incorporated herein.
RENTABLE FLOOR AREA OF THE PREMISES:
Approximately 53,078 square feet, of which 40,173 square feet consists of the entire fourth floor of the 55 Hayden Avenue portion of the Building and 12,905 square feet are located on the second floor of the Building.
ANNUAL RENT:	The Annual Rent payable under the Lease shall be as set forth on Schedule I to the First Amendment, plus $11,787.50 per month from December 1, 2005 through May 31, 2006 for the Comet Space.
  3.
  Effective Date; Delivery and Condition.    (a) Tenant may commence occupancy of the Comet Space on the Effective Date. For the purposes of this Amendment, the "Effective Date" shall be the later to occur of (i) December 1, 2005 and (ii) the date on which the existing tenant vacates the Comet Space and Landlord delivers possession thereof to Tenant.

  (b)
  Tenant acknowledges that, except as explicitly provided in the Lease, it is leasing the Comet Space during the Comet Expansion Period (as the same may be extended as provided below) in its current AS IS condition, without any representation or warranty whatsoever on the part of Landlord. Tenant currently occupies the Existing Premises and is fully familiar with their condition and that of the common areas of the Building, and Tenant acknowledges that, to the best of Tenant's knowledge (upon reasonable investigation and inquiry), the Existing Premises and the Comet Space are in good condition and suitable for Tenant's uses. Without limiting the foregoing, Tenant agrees that Landlord has no obligation to perform any work in or to either the Existing Premises or the Comet Space to prepare the same for Tenant's continued use and occupancy.

  (c)
  During the Comet Expansion Period (as such period may be extended hereunder), Tenant shall have, as appurtenant to the Comet Space, the right to use the furniture, furnishings, fixtures, equipment and tenant improvements located in the Comet Space as of the date hereof and belonging to Landlord, including without limitation (i) all telephone and data communications wiring, switches and cabling, and (ii) all furniture listed on Schedule 1 attached hereto and made a part hereof (together, the "Equipment"). Tenant shall keep the Equipment in good and workable condition, reasonable wear and tear excepted, but shall have no obligation to make repairs, perform maintenance thereon or replace the same, other than reasonable and de minimus repairs and maintenance, as determined as necessary by Tenant. Except as provided below, the Equipment shall be covered under Landlord's property insurance, and any insurance proceeds on account of the Equipment shall be payable to Landlord. At the expiration or earlier termination of the Comet Expansion Period, the Equipment shall be surrendered to Landlord in its existing condition, reasonable wear and tear excepted; provided, that, if Tenant extends the lease of the Comet Space pursuant to Section 6 below, all right, title and interest in the Equipment shall be transferred to Tenant, and Landlord shall promptly execute all documentation necessary to effect such transfer. From and after such transfer, the Equipment shall be covered under Tenant's property insurance, and any insurance proceeds on account of the Equipment shall be payable to Tenant.

  4.
  Right of First Offer.    From and after the Second Amendment Date, Exhibit G-1 (Right of First Offer) to the Lease is hereby amended by deleting the schedule of Rights of Existing Building Tenants in its entirety and replacing the same with Schedule 2 attached hereto.

  5.
  Parking.    During the Comet Expansion Period (as the same may be extended), Section 10.19 of the Lease shall be amended by, in the first sentence thereto:

  (a)
  Replacing "one hundred and forty-one (141)" with "one hundred fifty-nine (159);" and

  (b)
  Replacing "46,928" with "53,078."

  6.
  Extension Option.    Provided that, at the time of such exercise and also at May 31, 2006, (i) the Lease is still in full force and effect, and (ii) there exists no Event of Default, Tenant shall have the right to maintain the Comet Space beyond the Comet Expansion Period as a part of the Premises and the Rentable Floor Area of the Premises for the then remainder of the Term of the Lease, on all of the terms and conditions set forth in the Lease, except that the Total Annual Rent for the Comet Space shall be as follows, and such amounts shall be added to the amounts otherwise payable under the Lease pursuant to Schedule I of the First Amendment:

RENTAL PERIOD	TOTAL ANNUAL RENT	MONTHLY PAYMENT	RENTAL RATE/SF
6/1/06—4/30/07	$140,415.00	$11,787.50	$23.00
5/1/07—4/30/08	$144,525.00	$12,043.75	$23.50
5/1/08—4/30/09	$147,600.00	$12,300.00	$24.00
5/1/09—4/30/10	$155,287.50	$12,940.63	$25.25
5/1/10—4/30/11	$158,362.50	$13,196.88	$25.75
5/1/11—4/30/12	$161,437.50	$13,453.13	$26.25
5/1/12—4/30/13	$166,050.00	$13,837.50	$27.00
5/1/13—4/30/14	$173,737.50	$14,478.13	$28.25
5/1/14—4/30/15	$181,425.00	$15,118.75	$29.50
5/1/15—4/30/16	$186,037.50	$15,503.13	$30.25

    Tenant shall exercise such option to extend the Comet Expansion Period by giving written notice to Landlord not later than February 28, 2006. The giving of such notice by Tenant shall automatically and irrevocably extend the inclusion of the Comet Space as part of the Premises and the Rentable Floor Area of the Premises for the then remainder of the Term of the Lease, and no instrument of renewal need be executed. In the event that Tenant fails to give such notice to Landlord, the Comet Expansion Period shall automatically terminate on May 31, 2006, and Tenant shall have no further right or option to extend the Comet Expansion Period, it being agreed that time shall be of the essence in the giving of such notice; provided, that, Tenant shall maintain its rights throughout the Term of the Lease to the Comet Space pursuant to the Right of First Offer detailed in Exhibit G-1 to the Lease.

    Without limiting any other provisions of the Lease, Tenant expressly agrees that Landlord may have reasonable access to the Comet Space from and after January 1, 2006 (but only prior to Tenant's exercise of the foregoing extension option) for the purpose of showing the same to prospective tenants upon reasonable notice to Tenant (which need not be in writing). If Tenant does not duly exercise its option to extend the Comet Expansion Period, then on or before 11:59 p.m. on May 31, 2006, Tenant shall surrender and deliver the Comet Space to Landlord in accordance with applicable provisions of the Lease, including without limitation Section 6.1.2 thereof.

  7.
  Brokers.    Tenant covenants, represents and warrants to Landlord that Tenant has had no dealings or communications with any broker or agent (other than Grubb & Ellis Company and Richards Barry Joyce & Partners) in connection with this Amendment, and Tenant covenants and agrees to pay, hold harmless and indemnify the Landlord from and against any and all cost, expense (including reasonable attorneys' fees) or liability for any compensation, commission or charges to any broker or agent (other than the foregoing named brokers) claiming through the Tenant with respect hereto.

  8.
  Exhibits.    During the Comet Expansion Period (as the same may be extended), Exhibit A-2 attached hereto is hereby substituted for Exhibit A-1 to the Lease. All references in the Lease to Exhibit A-1 shall be replaced by references to Exhibit A-2.

  9.
  Successors.    This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, subject to the provisions of the Lease regarding assignment or other transfers of each party's rights under the Lease.

  10.
  Authority.    Each party represents and warrants to the other that each person executing this Amendment on behalf of such party has the authority to do so and that such execution has fully obligated and bound such party to all terms and provisions of this Amendment.

  11.
  No Further Amendment.    It is understood and agreed that all other conditions and terms contained in the Lease not herein specifically amended shall remain unmodified and in full force and effect, and the Lease, as modified by this Amendment, is hereby ratified and confirmed. At the end of the Comet Expansion Period, unless Tenant has exercised its right to extend the lease of the Comet Space beyond the Comet Expansion Period pursuant to Section 6 hereof, the Lease shall revert to the terms and conditions thereof that existed immediately prior to the Second Amendment Date, other than Exhibit G-1, which shall remain as amended by Section 4 and Schedule 2 hereto.

  12.
  Tenant Representations.    As a material inducement to Landlord entering into this Amendment, Tenant represents and certifies to Landlord that as of the date hereof: (i) the Lease, as modified hereby, contains the entire agreement between the parties hereto relating to the Premises and that, except for that certain Amended and Restated Declaration of Covenants and Easements between the Landlord's predecessor in title with respect to the Building and Tenant, as amended to date (the "Declaration") there are no other agreements between the parties relating to the Premises, the Building or the Lease which are not contained or referred to herein or in the Lease, (ii) to the best of Tenant's knowledge, Landlord is not in default (continuing beyond the expiration of any applicable notice or grace periods) in any respect in any of the terms, covenants and conditions of the Lease; (iii) Tenant has no existing setoffs, counterclaims or defenses against Landlord under the Lease; (iv) Tenant has not assigned or pledged its leasehold interest under the Lease, or sublet or licensed or granted any other occupancy rights with respect to any or all of the Premises; (v) no consent or approval of any third party or parties is required in order for Tenant to enter into and be bound by this Amendment; and (vi) Tenant is not, and the performance by Tenant of its obligations hereunder shall not render Tenant, insolvent within the meaning of the United States Bankruptcy Code, the Internal Revenue Code or any other applicable law, code or regulation.

  13.
  Landlord Representations.    As a material inducement to Tenant entering into this Amendment, Landlord represents and certifies to Tenant that as of the date hereof: (i) the Lease, as modified hereby, contains the entire agreement between the parties hereto relating to the Premises and that, except for the Declaration, there are no other agreements between the parties relating to the Premises, the Building or the Lease which are not contained or referred to herein or in the Lease, (ii) to the best of Landlord's knowledge, there exists no Event of Default on the part of Tenant in any respect in any of the terms, covenants and conditions of the Lease; and (iii) no consent or approval of any third party or parties is required in order for Landlord to enter into and be bound by this Amendment.

  14.
  Governing Law.    The Lease, this Amendment and the rights and obligations of both parties thereunder and hereunder shall be governed by the laws of The Commonwealth of Massachusetts.

  15.
  Counterparts.    This Amendment may be executed in counterparts, each of which shall be an original and all of which counterparts taken together shall constitute one and the same instrument.

        IN WITNESS WHEREOF, the undersigned have hereunto se their hands and seals as of the date first above written.

LANDLORD:
The Realty Associates Fund VI, L.P., a Delaware limited partnership
By:	Realty Associates Fund VI LLC, a Massachusetts limited liability company, general partner
	By:	Realty Associates Advisors LLC, a Delaware limited liability company, Manager
		By:	Realty Associates Advisors Trust, a Massachusetts business trust, sole member
		By:	/s/ Heather Hohenthal
Name: Heather Hohenthal Title: Regional Director
By:	Realty Associates Fund VI Texas Corporation, a Texas corporation, general partner
	By:	/s/ Heather Hohenthal
Name: Heather Hohenthal Title: Regional Director
TENANT:
CUBIST PHARMACEUTICALS, INC.
By:	/s/ David W.J. McGirr
Name: David W.J. McGirr Title: Senior Vice President and Chief Financial Officer

Exhibit A-2

[Floor Plans]

                            EXHIBIT A
                            PREMISES PLAN
                            2nd Floor, 55 Hayden Avenue

SCHEDULE 1
List of Equipment

Reception Area:

  2 Chairs
  1 small table

Board Room, Main:

  Conference table
  Credenza
  6 hi-back conference chairs
  Whiteboard, wall-mounted
  Easel

Conference Room—first office

  Conference table, rectangular
  Credenza
  Whiteboard, wall-mounted
  4 chairs
  4-drawer vertical file

Conference Area—front of office

  Round table
  4 chairs

Offices (5):

  U-shaped work surface
  3-drawer file
  Chair
  Bookcase

Cubicles 8x8 (19) wired for electric and data:

  L-shaped Work surface
  3-drawer vertical file
  2-drawer lateral file
  Bookshelf
  Overhead bin

Kitchen:

  Refrigerator with freezer
  Microwave
  Toaster oven
  Small round table
  3 chairs
  2 rectangular tables

Miscellaneous:

  Bookcases, various sizes: 6
  4-drawer lateral files: 1
  2-door cabinet: 1
  Computer racks: 5
  Round table
  Rectangular table
  Various size cubicle walls to make additional cubes: 14
  Small round tables on wheels: 3
  Assorted office supplies

SCHEDULE 2

RIGHTS OF EXISTING BUILDING TENANTS

Celerant	Option to Extend
8,017 sf—2nd Fl (45) Expiration 8/31/07	One 5 year term (thru August 31, 2012); 12 mos. notice prior to expiration of current term required
Summit Mortgage	Option to Extend
2,805 sf—2nd Fl (45) Expiration 2/28/09	One 5 year term (thru February 28, 2014); 9 mos. notice prior to expiration of current term required
Motorola	Option to Extend
25,405 sf—2nd Fl (45) 30,019 sf—3rd Fl (55) Expiration 4/30/07	One 3 year term (thru April 30, 2010); 9 mos. notice prior to expiration of current term required
Goodrich, LLC	Option to Extend
10,495 sf—3rd Fl (55) Expiration 11/30/09	One 7 year term (thru November 30, 2016); 12 mos. notice prior to expiration of current term required
Aon Consulting	Option to Extend
5,528 sf—2nd Fl (45) Expiration 7/31/06	One 5 year term (thru July 31, 2011); 12 mos. notice prior to expiration of current term required
Spaulding and Slye	Option to Extend
14,092 sf—2nd Fl (55) Expiration 3/31/15	Two extension of 5 year terms (thru March 31, 2020 and March 31, 2025, respectively); each on 9 mos. notice prior to expiration of current term required
Spaulding and Slye	First Right to Lease
During the term of Spaulding and Slye's lease to the 14,092 sf on the 2nd floor of the 55 Hayden Avenue portion of the Building, Spaulding and Slye holds a first right to lease the following spaces in the Building:
• 8,017 sf—2nd Fl (45) (Celerant space)
• 2,805 sf—2nd Fl (45) (Summit Mortgage space)
• 5,528 sf—2nd Fl (45) (Aon Consulting space)
• 3,089 sf—2nd Fl (45) (FCG space)
Spaulding and Slye must respond to the Landlord's notice of any such space becoming available within 14 days of such notice.

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  EXHIBIT 10.25